Exhibit 10.3

GOVERNANCE AGREEMENT
by and among
CORNERSTONE THERAPEUTICS INC.,
THE STOCKHOLDERS NAMED HEREIN
(solely with respect to Sections 3.1(c), 3.4(d) and 3.4(e))
and
CHIESI FARMACEUTICI SPA
Dated as of May 6, 2009

- i -

GOVERNANCE AGREEMENT
     This GOVERNANCE AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is by and among CORNERSTONE THERAPEUTICS INC., a Delaware corporation, (the “Company”), and solely with respect to Sections 3.1(c), 3.4(d) and 3.4(e), LUTZ FAMILY LIMITED PARTNERSHIP, a North Carolina limited partnership, CORNERSTONE BIOPHARMA HOLDINGS, LTD., a limited liability company organized under the laws of Anguilla, CAROLINA PHARMACEUTICALS LTD., a limited liability company organized under the laws of Bermuda, CRAIG A. COLLARD and STEVEN M. LUTZ (the “Stockholders”), and CHIESI FARMACEUTICI SPA, a corporation organized under the laws of Italy (“Purchaser”).
RECITALS
     WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Purchaser and certain of the Stockholders are entering into a Stock Purchase Agreement (the “Initial Stock Purchase Agreement”), dated the same date as this Agreement, and (ii) the Company and Purchaser are entering into a Stock Purchase Agreement (the “Company Stock Purchase Agreement”), also dated the same date as this Agreement;
     WHEREAS, following consummation of the transactions contemplated by the Initial Stock Purchase Agreement and the Company Stock Purchase Agreement, Purchaser will own approximately 13,502,741 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and
     WHEREAS, the parties wish to provide for certain governance arrangements and registration rights that are to take effect upon the closings of the transactions provided for in the Initial Stock Purchase Agreement and the Company Stock Purchase Agreement;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
     “Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified.
     “Beneficially Own” means, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security and “Beneficial Ownership” has a correlative meaning.
     “Blackout Period” means the period beginning on the Effective Date and ending at 11:59 p.m. New York City time on the second anniversary of the Effective Date.
     “Board” or “Board of Directors” means the Board of Directors of the Company except where the context otherwise requires.

     “Business Day” means any day other than a Saturday, Sunday or day when commercial banks in New York City are permitted or required by law to be closed for the conduct of regular banking business.
     “Charter Amendment” means the amendment to the Company’s certificate of incorporation set forth in Exhibit F to the Company Stock Purchase Agreement.
     “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
     “DGCL” means the General Corporation Law of the State of Delaware.
     “Director” means a member of the Board of Directors of the Company.
     “Effective Date” means the date of the Closing provided for in the Company Stock Purchase Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Fully Diluted Basis” means as of any date a calculation that gives effect to the number of shares of Common Stock then issued and outstanding plus the aggregate number of all shares of Common Stock that the Company may be required to issue as of such date pursuant to all options, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not such securities are then exercisable and exchangeable but excluding, however, any options, warrants or other similar rights outstanding at the date hereof that have an exercise price equal to or greater than $26.00 per share.
     “hereto”, “hereunder”, “herein”, “hereof” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.
     “Independent Director” means a Director that meets the requirements for independence under the NASDAQ Marketplace Rules and who is not a Purchaser Designee.
     “Nominee Calculation Date” means with respect to any meeting of the Nominating Committee held to select nominees for election at an annual meeting of the Company’s stockholders, the close of business on the last Business Day of the month before the meeting.
     “Person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or any U.S. or non-U.S. government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or other similar authority.
     “Purchaser Designee” means a Person designated by Purchaser for election or appointment as a Director pursuant to the provisions of this Agreement.
     “SEC” means the Securities and Exchange Commission.
     “Stockholders Agreement” means the Stockholders Agreement, dated the same date as this Agreement, by and among Purchaser, the stockholders of the Company named therein and the Company.

     Section 1.2 Interpretation.
          (a) When a reference is made in this Agreement to an Article or a Section hereof, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.
          (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
          (c) The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.
          (e) References to a Person are also to its permitted successors and assigns.
          (f) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.
ARTICLE II
LIMITATIONS ON TRANSACTIONS INVOLVING COMMON STOCK
     Section 2.1 Limitations on Purchases of Additional Common Stock. Purchaser agrees that, except for purchases of Common Stock made in accordance with this Article II, during the Blackout Period, neither Purchaser nor any Affiliate of Purchaser shall, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or acquire, any shares of Common Stock or any Beneficial Ownership thereof, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, except as follows:
          (a) through acquisitions of shares of Common Stock (i) effected pursuant to transactions approved by the Board or by a majority of the Independent Directors; (ii) effected solely to the extent necessary to maintain the Beneficial Ownership of Purchaser and its Affiliates at an amount equal to 51% of the shares of Common Stock on a Fully Diluted Basis; (iii) in aggregate amounts not in excess of the aggregate number of shares of Common Stock sold after the Effective Date by the Stockholders or (iv) in order to effect the acquisition of all of the outstanding capital stock of the Company by Purchaser and/or any Affiliate of Purchaser, in accordance with the provisions of this Agreement; and
          (b) through acquisitions of shares of Common Stock required by Section 2.2.
     Section 2.2 Mandatory Offer to Purchase. If at any time Purchaser and its Affiliates collectively Beneficially Own shares of Common Stock that represent 85% (or more) of the shares of capital stock of the Company on a Fully Diluted Basis, Purchaser shall offer to purchase, through a tender offer commenced within 60 days thereafter and completed as soon as practicable after commencement, all of the shares of Common Stock not then owned by Purchaser or its Affiliates (i.e., the remaining 15% of the outstanding capital stock of the Company), at a cash price per share at least equal to the highest per share price paid by Purchaser or any of its Affiliates, directly or indirectly, to acquire any share of Common Stock in the 18 months prior to the commencement of such tender offer.

Purchaser shall purchase and pay for all shares duly tendered in response to the tender offer promptly after the expiration of the tender offer. In addition, if Purchaser and/or its Affiliates have acquired at least 90% of the outstanding capital stock of the Company, following such tender offer, Purchaser may cash out the remaining stockholders of the Company by a short form merger as provided for under Section 253 of the DGCL at the same price per share paid by Purchaser in such tender offer.
     Section 2.3 Limitations on Transfers of Common Stock.
          (a) During the Blackout Period, neither Purchaser nor any of its Affiliates shall, directly or indirectly, sell or otherwise transfer or dispose of any shares of Common Stock except pursuant to a bona fide acquisition of the Company by a third party by way of merger, consolidation, stock exchange or tender offer that was not solicited by Purchaser or any of its Affiliates and that is approved by the Board and by a majority of the Independent Directors.
          (b) Neither Purchaser nor any of its Affiliates shall, directly or indirectly, sell or otherwise transfer any shares of Common Stock to any Person if immediately following the sale or transfer such Person would Beneficially Own (together with such Person’s Affiliates) a number of shares of Common Stock representing more than five percent of all shares of Common Stock then outstanding. The preceding limitation shall not apply to a sale to a bona fide underwriter if the underwriter certifies to the Company that the shares are being acquired pursuant to a distribution and that upon completion of the distribution, no purchaser will own in excess of five percent of all shares of Common Stock then outstanding.
     Section 2.4 Standstill. Purchaser agrees that during the Blackout Period, other than pursuant to the Purchaser Voting Agreement (as defined in the Company Stock Purchase Agreement), Purchaser nor any Affiliate of Purchaser shall, directly or indirectly:
          (a) “solicit,” or become a “participant” in any “solicitation” of, any “proxy ” (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Common Stock in connection with any vote on any matter (whether or not relating to the election or removal of Directors), or agree or announce its intention to vote with any Person undertaking a “solicitation,” except as otherwise expressly provided in this Agreement;
          (b) form, join or in any way participate in any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Common Stock that would be required under Section 13(d) of the Exchange Act, and the rules and regulations thereunder (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Common Stock representing more than five percent of any class of voting stock of the Company then outstanding, unless approved by the majority of the Independent Directors;
          (c) grant any proxies with respect to any Common Stock to any Person (other than as recommended by the Board of Directors) or deposit any Common Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;
          (d) seek, alone or in concert with other Persons, additional representation on the Board of Directors (in addition to that provided for in this Agreement) or seek the removal of any member of the Board that is not a Purchaser Designee or a change in the composition or size of the Board of Directors that is inconsistent with this Agreement; or

          (e) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance or assist any other Persons in connection with any of the foregoing.
ARTICLE III
CORPORATE GOVERNANCE
     Section 3.1 Board Composition Following the Effective Date.
          (a) If on the Effective Date the Charter Amendment shall not have been duly authorized, adopted and implemented or otherwise shall not have become effective, each of the parties to this Agreement shall cooperate in good faith to take such actions as may be necessary or appropriate to cause the Charter Amendment to be authorized, adopted and implemented, and to take effect, as soon as reasonably practicable, including by holding a special meeting of the Company’s Stockholders for the purpose of approving and adopting the Charter Amendment.
          (b) On the Effective Date, (whether or not the Charter Amendment shall have become effective) the Board shall be reconstituted so as to consist of (i) the Chief Executive Officer of the Company; (ii) three persons selected prior to the Effective Date by the Board, each of whom qualifies as an independent director under the NASDAQ Marketplace Rules; and (iii) the four persons designated by Purchaser to serve as Directors as of the Effective Date.
          (c) From and after the Effective Date, the Company, the Stockholders and Purchaser shall cooperate to ensure that, to the greatest extent possible, the Board consists of (i) the Chief Executive Officer of the Company or, if there is none, the most senior executive officer of the Company (the “Management Director”); (ii) three Independent Directors; and (iii) a number of Purchaser Designees as follows: (A) if Purchaser and its Affiliates Beneficially Own Common Stock constituting not less than 50% of all outstanding Common Stock on a Fully Diluted Basis, there shall be four Purchaser Designees; (B) if Purchaser and its Affiliates Beneficially Own Common Stock constituting less than 50% but 35% or more of all outstanding Common Stock on a Fully Diluted Basis, there shall be three Purchaser Designees; (C) if Purchaser and its Affiliates Own Common Stock constituting less than 35% but 25% or more of all outstanding Common Stock on a Fully Diluted Basis, there shall be two Purchaser Designees; (D) if Purchaser and its Affiliates Beneficially Own Common Stock constituting less than 25% but 10% or more of all outstanding Common Stock on a Fully Diluted Basis, there shall be one Purchaser Designee; and (E) if Purchaser and its Affiliates Beneficially Own Common Stock constituting less than 10% of all outstanding Common Stock on a Fully Diluted Basis, Purchaser shall not have the right to designate any Directors.
          (d) If at any time the number of Purchaser Designees serving as Directors exceeds the number provided for in Section 3.1(c), Purchaser promptly shall procure the resignation or removal of such number of Purchaser Designees as shall be required to cause the composition of the Board to be consistent with Section 3.1(c). If at any time there is no Management Director or there are fewer than three Independent Directors, Purchaser shall procure that the applicable vacancies are filled by persons selected by the remaining Independent Director or Directors.
          (e) While the Charter Amendment is in effect, the Independent Directors and the Management Director shall be collectively referred to as the Class A Directors and the Purchaser Designees shall be referred to as the Class B directors. A majority of the total authorized number of directors, including at least one Class B director, shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
     Section 3.2 Committees. The Board of Directors at all times during the term of this Agreement shall maintain the following committees: an Audit Committee, a Nominating Committee and a Compensation Committee. Each of the Audit Committee, the Nominating Committee and the Compensation Committee shall consist solely of Independent Directors. Purchaser shall procure that the Purchaser Designees vote in favor of the foregoing arrangements.
     Section 3.3 Annual Nomination Process. Subject to compliance with applicable laws and the regulations of any exchange on which the Common Stock may from time to time be traded, in connection with each annual meeting of the Company’s stockholders the following director nomination procedures shall be followed:
          (a) the Nominating Committee of the Board shall nominate for election to the Board at the annual meeting of stockholders (i) the Chief Executive Officer or, if there is none, the most senior executive officer of the Company; and (ii) three additional candidates, each of whom shall be an Independent Director;
          (b) Purchaser shall designate for nomination by the Nominating Committee the number of persons Purchaser is entitled to designate pursuant to Section 3.1(c), based on Beneficial Ownership levels as of the applicable Nominee Calculation Date;
          (c) in the event the number of persons Purchaser is entitled to designate pursuant to Section 3.1(c), based on Beneficial Ownership levels as of the applicable Nominee Calculation Date, falls below four persons, the Nominating Committee of the Board shall nominate for election to the Board at the annual meeting the number of directors equal to the difference between four and the number of persons Purchaser is entitled to designate; and
          (d) each individual designated by Purchaser for nomination as a director of the Company shall be nominated by the Nominating Committee for election as a Director unless the Nominating Committee reasonably determines that such individual lacks such business or technical experience, stature and character as is commensurate with service on the board of directors of a publicly held enterprise or if such individual is an officer, director, partner or principal stockholder of any competitor of the Company and its subsidiaries (other than Purchaser and its Affiliates). If the Nominating Committee determines that any individual designated by Purchaser does not satisfy the criteria set forth in the preceding sentence, the Nominating Committee will promptly notify Purchaser of such determination and Purchaser will be entitled to designate another individual for nomination.
     Section 3.4 Solicitation and Voting of Shares.
          (a) The Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees designated in accordance with Section 3.3.
          (b) In any election of Directors or any meeting of the stockholders of the Company called for the election of directors, Purchaser shall cause the record holder(s) of all shares of Common Stock Beneficially Owned by Purchaser and its Affiliates to attend such meeting in person or by proxy for purposes of establishing a quorum and to vote all such shares of Common Stock in favor of the election as Directors of any persons who have been nominated for election by the Nominating Committee in accordance with the procedures set forth in Section 3.3.

          (c) Purchaser agrees not to permit any shares of Common Stock Beneficially Owned by Purchaser or any of its Affiliates to be voted in a manner inconsistent with the provisions of this Agreement, or in a manner that would frustrate or prevent implementation of the provisions of this Agreement.
          (d) In any election of Directors or any meeting of the stockholders of the Company called for the election of directors, each of the Stockholders shall cause the record holder(s) of all shares of Common Stock Beneficially Owned by such Stockholder to attend such meeting in person or by proxy for purposes of establishing a quorum and to vote all such shares of Common Stock in favor of the election as Directors of any persons who have been nominated for election by the Nominating Committee in accordance with the procedures set forth in Section 3.3.
          (e) Each of the Stockholders agrees not to permit any shares of Common Stock Beneficially Owned by such Stockholder to be voted in a manner inconsistent with the provisions of this Agreement, or in a manner that would frustrate or prevent implementation of the provisions of this Agreement.
     Section 3.5 Charter; Bylaws. The Company shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s certificate of incorporation, bylaws and any other governance documents are not at any time inconsistent with the provisions of this Agreement.
     Section 3.6 Change in Law. In the event any law, rule or regulation comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.
ARTICLE IV
INTERESTED TRANSACTIONS
     Section 4.1 Interested Transactions. The approval by the affirmative vote of a majority of the Independent Directors shall be required (in addition to any other Board or stockholder approval required by any law, rule or regulation) for Purchaser or any of its Affiliates to enter into or effect, or agree to enter into or effect, any material contract or transaction between or involving Purchaser or any of its Affiliates, on the one hand, and the Company or any of its subsidiaries, on the other hand, the terms of which are not expressly provided for in an agreement in effect before the Effective Date.
     Section 4.2 Right of First Offer of the Company.
          (a) Purchaser shall provide the Company with a right of first offer with respect to the distribution and marketing in the United States of any pharmaceutical products owned or Controlled by Purchaser or any of its Affiliates that Purchaser makes available for distribution in the United States. Purchaser shall grant the Company an exclusive right of offer with respect to the distribution of such product for a period of 30 days following receipt by the Company of written notice by Purchaser that such product will be available for distribution (the “Company Negotiation Period”). If the parties do not reach an agreement with respect to the distribution of the product within the Company Negotiation Period and enter into a definitive agreement within 45 days thereafter or if the Company notifies Purchaser in writing during the Company Negotiation Period that it does not wish to distribute such product, then Purchaser shall have no further obligation with respect to that product under this Section 4.2(a).

     Section 4.3 Right of First Offer of Purchaser.
          (a) The Company shall provide Purchaser with a right of first offer with respect to the distribution and marketing outside the United States of any pharmaceutical products owned or Controlled by the Company that the Company makes available for the distribution in any territory outside the United States. The Company shall grant Purchaser an exclusive right of negotiation with respect to the distribution of such product for such territories for a period of 30 days following receipt by Purchaser of written notice by the Company that such product will be available for distribution (the “Purchaser Negotiation Period”). If the parties do not reach an agreement with respect to the distribution of the product within the Purchaser Negotiation Period and enter into a definitive agreement within 30 days thereafter or if Purchaser notifies the Company in writing during the Purchaser Negotiation Period that it is not interested or unable to distribute such product, then the Company shall have no further obligation with respect to that product under this Section 4.3(a).
          (b) For the avoidance of doubt, the provisions of this Section 4.3 shall apply to each territory outside the United States that the Company intends to distribute a product and as such if the Company initially only intends to distribute a product in a portion of the territories outside the United States, the provisions of this Section 4.3 shall apply each time and for each territory that the Company intends to distribute such product.
ARTICLE V
MISCELLANEOUS
     Section 5.1 Effectiveness. The provisions of this Agreement shall become effective on the Effective Date.
     Section 5.2 Termination.
          (a) This Agreement shall terminate automatically, without the action of Purchaser, the Company or the Stockholders, if the Company Stock Purchase Agreement is terminated pursuant to Section 6.1 thereof prior to the Effective Date.
          (b) This Agreement shall terminate with respect to any Stockholder at such time when such Stockholder is no longer employed by the Company.
          (c) This Agreement shall terminate at 11:59 p.m. New York City time on the second anniversary of the Effective Date.
          (d) This Agreement shall terminate at the earliest of (i) such time as Purchaser and its Affiliates Beneficially Own Common Stock constituting 100% of all outstanding Common Stock on a Fully Diluted Basis, (ii) such time as Purchaser and its Affiliates Beneficially Own Common Stock constituting less than 10% of all outstanding Common Stock on a Fully Diluted Basis, or (iii) the effective time of a Change in Control. “Change in Control” means, with respect to (A) the Company, any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) following which continuing stockholders of the Company hold less than 50% of the outstanding voting securities of either the Company, the entity surviving such transaction or any direct or indirect parent entity of such continuing or surviving entity or (B) the sale, lease, license, transfer or other disposal of all or substantially all of the business or assets of the Company (provided, however, that the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company’s business or assets it may represent) over which Purchaser has no contractual rights in shall not be considered a Change in Control transaction).

          (e) This Article V shall survive termination of this Agreement.
     Section 5.3 Notice.
          (a) All notices and other communications under this Agreement must be in writing and delivered to the applicable party or parties in person or by delivery to the address or facsimile number specified below (or to such other address or facsimile number as the recipient previously shall have specified by notice to the other parties hereunder):
If to the Company:
c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
Attention: Chief Financial Officer
Copy to: General Counsel
Facsimile: (888) 443-3092
With a copy (which shall not constitute notice) to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: John A. Healy
Facsimile: (212) 878-8375
If to any Stockholder:
c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
Attention: Chief Financial Officer
Copy to: General Counsel
Facsimile: (888) 443-3092
With a copy (which shall not constitute notice) to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: John A. Healy
Facsimile: (212) 878-8375

If to Purchaser:
Chiesi Farmaceutici S.p.A.
Via Palermo 26/A
43100 Parma
Italy
Attention: President
Copy to: Head of Corporate Development and Legal and
Corporate Affairs Director
Facsimile: +39 0521 774468
With copies (which shall not constitute notice) to:
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Stephen Paul Mahinka
Facsimile: (202) 739-3001
and
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attention: Emilio Ragosa and Steven Navarro
Facsimile: (212) 309-6001
          (b) All notices and other communications sent to the applicable address or facsimile number specified above shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission that time is during the addressee’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time; and (iii) if the notice is sent by a nationally recognized, reputable overnight courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time.
     Section 5.4 Entire Agreement. This Agreement and the exhibits, annexes and schedules hereto constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous representations, agreements and understandings, written or oral, with respect to the subject matter hereof.
     Section 5.5 Waiver. Subject to applicable law and except as otherwise provided in this Agreement, any party to this Agreement may, at any time prior to termination of this Agreement, extend the time for performance of any obligation under this Agreement of any other party or waive compliance with any term or condition of this Agreement by any other party. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party granting such extension or waiver. No delay in asserting or exercising a right under this Agreement shall be deemed a wavier of that right.

     Section 5.6 Amendment. Subject to applicable law and except as otherwise provided in this Agreement, this Agreement may be amended, supplemented or modified at any time; provided, that no such amendment, supplement or modification shall be effective unless it is set forth in a written instrument duly executed by each of the parties hereto.
     Section 5.7 No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.
     Section 5.8 Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.
     Section 5.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
     Section 5.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 5.10 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 5.3. Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS

CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
     Section 5.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto shall cooperate in good faith to formulate and implement such provision.
     Section 5.12 Counterparts. This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed and delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective).
     Section 5.13 Remedies. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CORNERSTONE THERAPEUTICS INC.
By:	/s/ Craig A. Collard
	Name:	Craig A. Collard
	Title:	CEO

CHIESI FARMACEUTICI S.P.A.
By:	/s/ Alberto Chiesi
	Name:	Alberto Chiesi
	Title:	President

[Signature Page to Governance Agreement]

STOCKHOLDERS (solely with respect to Sections 3.1(c), 3.4(d) and 3.4(e)) /s/ Craig A. Collard Craig A. Collard

CORNERSTONE BIOPHARMA HOLDINGS, LTD.
By:	/s/ Craig A. Collard
Name: Craig A. Collard
Title: CEO

CAROLINA PHARMACEUTICALS LTD.
By:	/s/ Craig A. Collard
	Name:	Craig A. Collard
	Title:	Director

[Signature Page to Governance Agreement]

STOCKHOLDERS (solely with respect to Sections 3.1(c), 3.4(d) and 3.4(e)) /s/ Steven M. Lutz Steven M. Lutz

LUTZ FAMILY LIMITED PARTNERSHIP
By:	STEVEN M. LUTZ, it general partner
/s/ Steven M. Lutz

[Signature Page to Governance Agreement]